Exhibit 99.1

UNITED STATES DEPARTMENT OF JUSTICE OFFICE OF THE UNITED STATES TRUSTEE SOUTHERN DISTRICT OF CALIFORNIA

In Re:	CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,	CASE NO. ___ 12-16423 MM11
OPERATING REPORT NO. 15
Debtor(s).	FOR THE MONTH ENDING:
2/28/2014

I. CASH RECEIPTS AND DISBURSEMENTS

A. (GENERAL ACCOUNT*)

1. TOTAL RECEIPTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,911,879.27

2. LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$1,759,501.18

3. BEGINNING BALANCE		$152,378.09

4. RECEIPTS DURING CURRENT PERIOD:

ACCOUNTS RECEIVABLE - PRE-FILING	$-
ACCOUNTS RECEIVABLE - POST-FILING	$38,200.00
GENERAL SALES	$-
OTHER (SPECIFY) Customer deposits on future sales	$-
OTHER ** (SPECIFY) Rental sublet	$200.00
TOTAL RECEIPTS THIS PERIOD:		$38,400.00
5. BALANCE:		$190,778.09

6. LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

TRANSFERS TO OTHER DIP ACCOUNTS	$-
DISBURSEMENTS	$153,188.45
TOTAL DISBURSEMENTS THIS PERIOD***:		$153,188.45

7. ENDING BALANCE:		$37,589.64
		—

8. GENERAL ACCOUNT NUMBER ____xxxxxx8451__________________________

DEPOSITORY NAME AND LOCATION _California Bank & Trust, 16796 Bernardo Center Dr.,

_______________________________________San Diego, CA 92128_______________________________________

*	All receipts must be deposited into the general account.
**	Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.

IX. BALANCE SHEET

(ACCRUAL BASIS ONLY)

	Current Month End

ASSETS
Current Assets:
Unrestricted Cash	$37,889.64
Restricted Cash	—
Accounts Receivable	$354,412.88
Inventory	$89,077.92
Notes Receivable	—
Prepaid Expenses	—
Other (Itemize)	—
Total Current Assets		$481,380.44

Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(253,992.60)
Net Property, Plan, and Equipment		$880.85

Other Assets (Net of Amortization):
Due from Insiders	—
Other (Itemized) See page 12 disclosure attached	$49,054.90
Total Other Assets		$49,054.90

TOTAL ASSETS		$531,316.19

LIABILITIES
Post-Petition Liabilities:
Accounts Payable	$111,473.85
Taxes Payable	—
Notes Payable	—
Professional Fees	$252,310.60
Secured Debt	—
Other (Itemized) See page 12 disclosure attached	$143,043.78
Total Post-Petition Liabilities		$506,828.23

Pre-Petition Liabilities:
Secured Liabilities	$3,754,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$4,726,696.84

TOTAL LIABILITIES		$5,233,525.07

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$635,369.43
Direct Charges to Equity	—

TOTAL EQUITY		$(4,702,208.88)

TOTAL LIABILITIES & EQUITY		$531,316.19

		—

IX. PROFIT AND LOSS STATEMENT

(ACCRUAL BASIS ONLY)

	Current Month	Cumulative Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$145,500.00	$2,974,511.80
Less: Returns/Discounts	(—)	(—)
Net Sales/Revenue	$145,500.00	$2,974,511.80

Cost of Goods Sold:
Beginning Inventory at cost	$36,576.59	$22,488.00
Purchases	$101,143.23	$698,048.24
Less: Ending Inventory at cost	$(89,077.92)	$(89,077.92)
Cost of Goods Sold (COGS)	$48,641.90	$631,458.32

Gross Profit	$96,858.10	$2,343,053.48

Other Operating Income (Itemize)	—	—

Operating Expenses:
Payroll - Insiders	$29,321.20	$449,929.19
Payroll - Other Employees	$7,606.34	$182,244.79
Payroll Taxes	$3,006.19	$49,045.48
Other Taxes (Itemize)	—	—
Depreciation and Amortization	$1,436.39	$36,086.04
Rent Expense - Real Property	$9,716.70	$134,578.20
Lease Expense - Personal Property	—	—
Insurance	$4,999.47	$77,315.44
Real Property Taxes	$-	$2,178.97
Telephone and Utilities	$3,733.36	$42,224.84
Repairs and Maintenance	—	—
Travel and Entertainment (Itemize) business meals and parking	$984.07	$7,703.00
Miscellaneous Operating Expenses (Itemize) see attached	$3,202.41	$140,093.29
Total Operating Expenses	$(64,006.13)	$(1,121,399.24)

Net Gain/(Loss) from Operations	$32,851.97	$1,221,654.24

Non-Operating Income:
Interest Income	—	—
Net Gain on Sale of Assets (Itemize)	—	—
Other (Itemize)	$-	$42,899.00
Total Non-Operating Income	$-	$42,899.00

Non-Operating Expense:
Interest Expense	$4,178.43	$65,497.48
Legal and Professional (Itemize)	$14,245.19	$563,686.33
Other (Itemize)	—	—
Total Non-Operating Expenses	$(18,423.62)	$(629,183.81)

NET INCOME/(LOSS)	$14,428.35	$635,369.43

(Attach exhibit listing all itemizations required above)